Exhibit 99.1

FOR IMMEDIATE RELEASE                            For More Information, Contact:
January 24, 2005                                 Wallace Sparkman, Chairman
                                                 800-580-1828
                                                 Jim Drewitz, Investor Relations
                                                 972-355-6070


                  NATURAL GAS SERVICES NAMES STEPHEN C. TAYLOR
                    AS PRESIDENT AND CHIEF EXECUTIVE OFFICER


MIDLAND, TEXAS, January 24, 2005 - Natural Gas Services Group, Inc. (AMEX:NGS), a leading equipment and services provider to the oil and natural gas industry, announces Stephen C. Taylor joined the Company on January 20, 2005 as President and Chief Executive Officer. Mr. Wallace Sparkman, interim President and CEO for the past nine months, was elected Chairman of the Board of Directors and will focus his day-to-day activities on new business.

Mr. Taylor, 51, was most recently the US General Manager of Trican Production Services, Houston, Texas. Previously he was Senior Vice President and Chief Operating Officer of Enventure Global Technology, Houston, Texas and spent 24 years with Halliburton Company in various management positions. Mr. Taylor has a Bachelor of Science in Mechanical Engineering from Texas Tech University and a Master of Business Administration from the University of Texas at Austin, Texas.

"We are very pleased Steve will be President and CEO of Natural Gas. He is a perfect fit for our Company at this stage of our growth," said Mr. Sparkman. "Steve brings a strong record of senior level strategic and tactical planning and execution experience. He has extensive gas compression experience in technical and managerial positions. He understands and values the client relationship and has been innovative in creating recognized field service and value-added services to customers. We are extremely enthusiastic about the experience, focus and commitment he brings to Natural Gas Services Group."

Mr. Taylor said, "I am excited about this unique opportunity. Natural Gas Services is a wonderful company in a dynamic business sector in a time period that couldn't be better. I look forward to overseeing and growing the Company's operations and I am excited about bringing my energy background and management experience to assist NGS in executing its strategic vision and increasing shareholder value."

About Natural Gas Services Group, Inc.
--------------------------------------

NGS manufactures, fabricates, sells, leases and services natural gas compressors that enhance the production of oil and gas wells. The Company also manufactures and sells flare systems and flare ignition systems for plant and production facilities.

       For more information visit the Company's website at www.ngsgi.com.



This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate, "should," "estimate," "continue," "future," "appears," "prospective," "designed," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the company's expansion strategy, changes in demand for the company's products because of changes in oil and natural gas prices, competition among the various providers of compression services and products, changes in safety, health and environmental regulations pertaining to the production and transportation of natural gas, changes in economic or political conditions in the markets in which the company operates, introduction of competing technologies by other companies, operating risks, outstanding indebtedness, changes in interest rates, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

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